CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is entered into as of May __, 2000 by and between SERVATRON, INC., a Washington corporation ("Borrower"), and ITRON, INC., a Washington corporation ("Lender").

                                    RECITALS

         Borrower has requested the credit facilities described herein from Lender, and Lender has agreed to provide said credit facilities to Borrower on the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Lender and Borrower hereby agree as follows:

ARTICLE I.            DEFINITIONS

         1.1          DEFINED TERMS

         All terms defined above shall have the meanings set forth above. Any accounting term used in this Agreement that is not specifically defined herein shall have the meaning customarily given to it under GAAP, and all other terms contained in this Agreement that are not defined herein shall, unless the context indicates otherwise, have the meanings provided in the Code to the extent such terms are defined therein. The following terms shall have the meanings set forth below (with all such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Agreement" means this Credit Agreement as amended, modified or supplemented from time to time.

         "Applicable Rate" means, at any date, the lesser of (a) a per annum rate equal to the sum of the Prime Rate plus 100 basis points, plus; during the continuation of an Event of Default, an additional 300 basis points, or (b) the Highest Lawful Rate.

         "Bankruptcy  Code" means the  Bankruptcy  Reform  Act,  Title 11 of the
United States Code, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed in Spokane, Washington.

         "Closing Date" means the date of this Agreement.

         "Code" means the Uniform Commercial Code of the State of Washington, as amended from time to time.

         "Collateral" means (a) all of Borrower's right, title, and interest in and to all accounts, goods, general intangibles, money, instruments, chattel paper, deposit accounts, documents and investment property; (b) all products, proceeds, rents and profits of the foregoing; and (c) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which Borrower now has or hereafter acquires any rights.

         "Contaminant"   means  any  pollutant,   hazardous   substance,   toxic
substance, hazardous waste or other substance regulated or forming the basis of liability under any Environmental Law.

         "Default" means (i) an Event of Default, (ii) an event or condition that with the giving of notice or the passage of time, or both, would constitute an Event of Default, or (iii) the filing against Borrower of a petition commencing an involuntary case under the Bankruptcy Code.

         "Disclosure Schedule" means Schedule I attached hereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "Environmental Law" means all applicable federal, state and local laws, statutes, ordinances and regulations, and any applicable judicial or administrative interpretation, order, consent decree or judgment, relating to the regulation and protection of the environment. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. ss. 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C. ss. 300f et seq.), and their state and local counterparts or equivalents and any applicable transfer of ownership notification or approval statutes.

         "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any violation or alleged violation of an Environmental Law or a Permit, or a Release or threatened Release.

         "Event of Default" has the meaning set forth in Section 8.1 hereof.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

         "Governmental Authority" means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

         "Governmental  Rule"  means  any  applicable  law,  rule,   regulation,
ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

         "Highest Lawful Rate" means, at the particular time in question, the maximum rate of interest which,under applicable law, Lender is then permitted to charge Borrower on the applicable Loan, and if the maximum rate changes at any time, the Highest Lawful Rate shall increase or decrease, as the case may be, as of the effective time of each such change, without notice to Borrower.

         "Indebtedness" of any Person means, without duplication, (a) all liabilities of such Person as determined in accordance with GAAP, (b) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (c) all lease obligations of such Person, (d) all contingent obligations of such Person, (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person with a mandatory repurchase or redemption date of less than ten years from the date of issuance thereof, (f) all obligations secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, and (g) all liabilities of such Person in connection with the failure to make when due any contribution or payment pursuant to or under any Plan. For purposes of determining the amount of Indebtedness in a circumstance when the creditor has recourse only to specified assets, the amount shall be the lesser of (i) the amount of such obligation or
(ii) the fair market value of such assets.

         "Indemnitees" has the meaning set forth in Section 9.3 hereof.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement or the interest of a lessor under any capital lease.

         "Loan" means an advance made by Lender to Borrower pursuant to
Section 2.1.

         "Loan Documents" means this Agreement, the Note and each other agreement, note, notice, document, contract or instrument to which Borrower now or hereafter is a party and that is required by Lender in connection with the Obligations.

         "Material Adverse Effect" means a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations or properties of Borrower, (b) the ability of Borrower to perform its obligations under the Loan Documents, or (c) the rights and remedies of Lender under the Loan Documents.

         "Maturity Date" means the earlier of January 18, 2004 or the due date determined pursuant to Section 8.2.

         "Note" means a promissory note executed by Borrower in favor of Lender evidencing Loans, substantially in the form attached as Exhibit A hereto.

         "Obligations" means all of Borrower's obligations under the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA.

         "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Governmental Rule.

         "Permitted Liens" means

         (a) Liens arising by operation of law for taxes, assessments or governmental charges not yet due;

         (b) statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers, and other similar persons for services or materials arising in the ordinary course of business for which payment is not yet due;

         (c) nonconsensual Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

         (d) Liens for taxes or statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers and other similar persons for services or materials that are due but are being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted and for which reserves satisfactory to Lender have been established;

         (e)      Liens listed on the Disclosure Schedule;

         (f)      Liens granted in the Loan Documents;

         (g) purchase money Liens upon or in any property of Borrower and used by Borrower in the ordinary course of business and Liens to secure capital leases and any related payment and performance obligations if, in each case, the incurrence of such Indebtedness is permitted by Section 7.2; provided, however, that: (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including, without limitation, the cost of construction and the reasonable fees and expenses relating to such Indebtedness) of the property subject thereto,
(ii) the principal amount of the Indebtedness secured by such Lien does not exceed such cost, and (iii) such Lien does not extend to or cover any other property other than such item of property, any improvements on such item, and the proceeds from the disposition of such items;

         (h) zoning restrictions, easements, rights of way, survey exceptions, encroachments, covenants, licenses, reservations, leasehold interests, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of Borrower or impair, in any material manner, the use of such property for the purposes for which such property is held by Borrower;

         (i) the interests of lessors or lessees of property leased pursuant to leases permitted hereunder;

         (j) Liens of a depository institution arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff, or similar rights and remedies as to deposit accounts or other funds maintained with such institution, provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by any Government Authority, and (ii) such deposit account is not intended by Borrower to provide collateral to the depository institution;

         (k) judgment Liens to the extent the existence of such Liens is not an Event of Default under Section 8.1(g); (l) Liens granted to secure obligations to the Senior Lender provided that the principal amount secured thereby does not exceed $_________; (m) any Lien securing Indebtedness ("New Indebtedness") that constitutes a refinancing of any Indebtedness (in whole or in part) secured, at the time of refinancing, by a Permitted Lien ("Old Indebtedness"), provided that
(i) any such Lien is limited to all or part of the property that secured the Old Indebtedness and (ii) the New Indebtedness is not greater than the Old Indebtedness; and (n) Liens (other than Liens on the Collateral) on the property of Borrower or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), operating leases, and statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect.

         "Person" means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

         "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Prime Rate" means, for any day, an interest rate per annum equal to the rate of interest most recently announced by Bank of America, N.A. Bank at its principal office as its prime rate, with any change in the prime rate to be effective as of the day such change is publicly announced by Bank of America, N.A.

         "Release" means, as to any Person, any unpermitted spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment.

         "Remedial Action" means all actions required to clean up, remove, prevent or minimize a Release or threat of Release or to perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Senior Lender" means Sterling Savings Bank and its successors and assigns.

         "Stock" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or other entity, whether voting or nonvoting, and includes, without limitation, common stock and preferred stock.

         "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

         1.2          HEADINGS

         Headings in this Agreement and each of the other Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.

         1.3          ADDITIONAL DEFINITION PROVISIONS

         Whenever the terms "herein," "hereof," "hereto," "hereunder," "therein," "thereof," "thereto," "thereunder," and similar terms contained in this Agreement or any Loan Document refer to this Agreement or other Loan Document, such terms refer to the whole of this Agreement or other Loan Document and not to any particular article, section, paragraph or provision.

ARTICLE II.           THE CREDIT

         2.1          REVOLVING LOANS

         (a) On the terms and subject to the conditions contained in this Agreement, Lender agrees to make loans (each a "Loan") to Borrower from time to time until the Maturity Date in an aggregate amount not to exceed $500,000 at any time outstanding. Borrower may from time to time borrow, partially or wholly repay its outstanding borrowings (subject to the limitations of Section 2.1(c) below), and reborrow, subject to all the limitations, terms and conditions contained herein. Borrower shall repay the outstanding principal balance of the Loans, together with all accrued and unpaid interest and related fees on the Maturity Date. The Loans shall be evidenced by a Note payable to the order of Lender.

         (b) Borrower shall request each advance of a Loan by giving Lender irrevocable written notice at least one Business Day in advance of the proposed date of borrowing, which specifies (i) the principal amount of the requested advance (which amount must be a minimum of $50,000 with increments above $50,000 being in integral multiples of $50,000) and (ii) the proposed date of borrowing, which shall be a Business Day. Borrower may not make more than one borrowing request in any week.

         (c) From time to time on any Business Day, Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loans; provided, however, that (i) each voluntary partial prepayment must be in a minimum amount of $_______ with increments above $_______ being in integral multiples of
$-------.

         2.2          INTEREST

         The outstanding principal balance of the Loans shall bear interest at the Applicable Rate. All fees, expenses and other amounts not paid when due shall bear interest (from the date due until paid) at the Applicable Rate. Interest shall be computed on the basis of a 360-day year, actual days elapsed, and shall be payable monthly, in arrears, on the first day of each month and on the Maturity Date.

         2.3          OTHER PAYMENT TERMS

         (a) Manner. Borrower shall make all payments due to Lender under the Loan Documents by payment to Lender in lawful money of the United States and in same day or immediately available funds not later than 11:00 a.m. (Spokane time) on the date due.

         (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

         (c) Application of Payments. All payments under the Loan Documents (including prepayments) shall be applied first to unpaid fees, costs and expenses then due and payable under the Loan Documents, second to accrued interest then due and payable under the Loan Documents and finally to reduce the principal amount of the outstanding Loans.

         (d) Payment Provisions. Borrower shall make all payments due hereunder free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations Lender is required to surrender or return such payment or proceeds to any person or entity for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower hereby indemnifies and holds Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 2.3(d) shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds and shall survive the payment in full and performance of all of Borrower's other Obligations.

ARTICLE III.          SECURITY

         3.1          GRANT OF SECURITY INTEREST

         Borrower hereby grants to Lender a security interest in all of the Collateral as security for the full and prompt payment in cash and performance of the Obligations.

         3.2          PERFECTION; DUTY OF CARE

         (a) Until all the Obligations have been fully satisfied and paid in cash, Borrower shall perform all steps reasonably requested by Lender to perfect, maintain and protect Lender's security interest in the Collateral, including, without limitation, (i) executing and filing financing and continuation statements in form and substance satisfactory to Lender, and (ii) delivering all Collateral in which Lender's security interest may be perfected by possession together with such indorsements as Lender may request. Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender evidencing the security interest granted hereby.

         (b) Borrower shall pay all taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to the Collateral; provided, however, Borrower shall not be required to pay any tax if the validity and/or amount thereof is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted of which Borrower has given prior notice to Lender and for which appropriate reserves have been established and so long as levy and execution have been and continue to be stayed. If Borrower fails to pay or so contest and reserve for such taxes, assessments and governmental charges, Lender may (but shall not be required to) pay the same and add the amount of such payment to the principal of the Loans.

         (c) In order to protect or perfect the security interest granted under the Loan Documents, Lender may discharge any Lien that is not a Permitted Lien or bond the same, pay for any insurance that Borrower has failed to maintain as required by this Agreement and, upon an Event of Default, maintain guards, pay any service bureau, or obtain any record and add the same to the principal of the Loans.

         (d) Lender shall have no duty of care with respect to the Collateral, except to exercise reasonable care with respect to the Collateral in its custody, but shall be deemed to have exercised reasonable care if such property is accorded treatment either (i) substantially equal to that which it accords its own property or (ii) as Borrower requests in writing, provided that no failure to comply with any such request nor any omission to do any such act requested by Borrower shall be deemed a failure to exercise reasonable care. Lender's failure to take steps to preserve rights against any parties or property shall not be deemed to be a failure to exercise reasonable care with respect to the Collateral in its custody.

ARTICLE IV.           REPRESENTATIONS AND WARRANTIES

         Borrower makes the following representations and warranties to Lender, subject to the exceptions set forth on the Disclosure Schedule, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the performance and payment in full, in cash, of all Obligations:

         4.1          LEGAL STATUS; SUBSIDIARIES

         Borrower is a corporation, duly organized and validly existing under the laws of Washington, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a Material Adverse Effect. Borrower is not known by, and has not, during the preceding five years, been known as or used, any other corporate or fictitious name and has not acquired any of its assets in a bulk transfer (other than in the asset purchase involving Lender). Borrower has no subsidiaries and does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

         4.2          AUTHORIZATION AND VALIDITY

         The Loan Documents have been duly authorized and the performance by Borrower of its obligations under the Loan Documents constitute a proper corporate purpose under all applicable law. The Loan Documents, upon their execution and delivery in accordance with the provisions hereof, will constitute legal, valid and binding agreements and obligations of Borrower, enforceable against it in accordance with their respective terms.

         4.3          NO VIOLATION

         The execution, delivery and performance by Borrower of each of the Loan Documents do not violate or contravene any provision of its articles or certificate of incorporation or by-laws and do not violate any Governmental Rule or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which it is a party or by which it may be bound, which violation, breach or default would have a Material Adverse Effect.

         4.4          LITIGATION

         There are no pending or, to Borrower's knowledge, threatened, actions, claims, investigations, suits or proceedings, by or before any governmental authority, arbitrator, court or administrative agency that could have a Material Adverse Effect.

         4.5          CORRECTNESS OF FINANCIAL STATEMENT

         The financial statements of Borrower dated as of _________ heretofore delivered by Borrower to Lender, (a) present fairly its financial condition and results of operations; (b) disclose all liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) have been prepared in accordance with GAAP. Except as disclosed to Lender pursuant to Section 6.3, since the date of such financial statements, there has been no change or changes which have resulted in a Material Adverse Effect.

         4.6          TAXES

         Borrower has filed, or caused to be filed, all federal, state, local and foreign tax returns required to be filed by it, and has paid, or caused to be paid, all taxes as are shown on such returns, or on any assessment received by it, to the extent that such taxes have become due, except as otherwise contested in good faith and except for those taxes the nonpayment of which would not , in the aggregate, have a Material Adverse Effect. Borrower has set aside proper amounts on its books, determined in accordance with GAAP, for the payment of all taxes for the years that have not been audited by the respective tax authorities and for taxes being contested by it.

         4.7          ERISA

         Borrower is in compliance in all material respects with the applicable provisions of ERISA. Borrower has not violated any provision of any Plan maintained or contributed to by it in a manner that could reasonably be expected to result in a Material Adverse Effect. No "reportable event" (as defined in Title IV of ERISA) has occurred and is continuing with respect to any Plan initiated by it.

         4.8          OTHER OBLIGATIONS

         Borrower is not in default with respect to any Indebtedness or any of its material contractual obligations.

         4.9          ENVIRONMENTAL MATTERS

         Borrower is in compliance in all material respects with all Environmental Laws applicable to it, other than such noncompliance as in the aggregate will not have a Material Adverse Effect. Borrower has not received notice that it is the subject of any federal or state investigation evaluating whether any Remedial Action is needed. There have been no Releases by Borrower that could reasonably be expected to result in a Material Adverse Effect.

         4.10         LIENS

         Borrower has good, indefeasible, and merchantable title to and ownership of the Collateral, free and clear of all Liens, except Permitted Liens. There are no Liens of any nature whatsoever on any of Borrower's properties other than Permitted Liens.

         4.11         NO BURDENSOME RESTRICTIONS; NO DEFAULTS

         Borrower is not a party to any contractual obligation the compliance with which would have a Material Adverse Effect. No facts or circumstances exist which would constitute a breach of any obligation, representation or warranty of Borrower hereunder if this Agreement were in effect immediately prior to Borrower's execution hereof.

         4.12         INSURANCE

         All current policies of insurance of any kind or nature owned by or issued to Borrower, including, without limitation, policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of its size and character. Borrower has no reason to believe that it will be unable to comply with Section 6.5.

         4.13         LABOR MATTERS

         Other than any of the following which in the aggregate have no reasonable likelihood of having a Material Adverse Effect: (i) there are no strikes, work stoppages, slowdowns or lockouts pending or to Borrower's knowledge threatened against or involving it; (ii) there are no arbitrations or grievances pending or to its knowledge threatened against or involving it; (iii) there is no organizing activity involving it pending or to its knowledge threatened by any labor union or group of employees; (iv) there are no representation proceedings pending against it or to its knowledge threatened with the National Labor Relations Board; (v) no labor organization or group of its employees has made a pending demand on it for recognition; (vi) there are no unfair labor practice charges, grievances or complaints pending or in process or to its knowledge threatened by or on behalf of any employee or group of its employees; (vii) there are no complaints or charges against it pending or to its knowledge threatened to be filed with any federal, state or local court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to its employment of any individual; and (viii) it is in material compliance with all Governmental Rules, and all orders of any Governmental Authority or arbitrator, relating to the employment of labor including all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, and the payment of withholding and/or social security and similar taxes. As of the date hereof Borrower is not a party to, and has no obligations under, any collective bargaining agreement.

         4.14         FORCE MAJEURE

         Neither Borrower's business nor its properties are currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         4.15         INTELLECTUAL PROPERTY

         Borrower owns or licenses or otherwise has the right to use all material licenses, Permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operation of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, all trade names. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon or conflicts with any rights owned by any other Person, which infringement or conflict is reasonably likely to have a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or, to its knowledge, threatened, the existence of which is reasonably likely to have a Material Adverse Effect. No patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to its knowledge, proposed, other than those the consequences of which in the aggregate have no reasonable likelihood of having a Material Adverse Effect.

         4.16         SOLVENCY

         Borrower has received consideration that is the reasonably equivalent value of the obligations and liabilities that it has incurred to Lender. Borrower is not insolvent as defined in any applicable state or federal statute, nor will it be rendered insolvent by the execution and delivery of this Agreement or the other Loan Documents. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature. Borrower has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         4.17         TRUTH, ACCURACY OF INFORMATION

         All financial and other information furnished to Lender in connection with this Agreement is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the information furnished, in light of the circumstances under which furnished, not misleading. The representations and warranties in Sections 4.10 and 4.15 are based solely upon the representations and warranties made by Lender to Borrower in connection with the sale of the Collateral by Lender to Borrower.

         4.18         CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS

         Borrower's chief executive office and principal place of business is East 15520 Fairview Avenue, Spokane, WA 99216. Borrower's books and records are located at its chief executive office, and the only other offices and/or locations where it keeps the Collateral (except for Inventory which is in transit) or conducts any of its business are set forth in Section 4.18 of the Disclosure Schedule.

         4.19         COMPLIANCE WITH LAW

         Borrower is in compliance with all Governmental Rules and law, except where the failure to do so would not have a Material Adverse Effect.

ARTICLE V.            CONDITIONS

         5.1          CONDITIONS OF INITIAL EXTENSION OF CREDIT

         The obligation of Lender to extend any credit contemplated by this Agreement is subject to the fulfillment to Lender's satisfaction of all of the following conditions:

         (a) Documentation. Lender shall have received, in form and substance satisfactory to it, each of the following duly executed:

                  (i)      this Agreement, and the Note;

                  (ii)     a corporate borrowing resolution from Borrower;

                  (iii) a good standing certificate and certified copy of Borrower's articles of incorporation;

                  (iv) a copy of Borrower's by-laws certified by its secretary as correct and complete;

                  (v)      a certificate of incumbency from Borrower;

                  (vi) an opinion of Graham & Dunn, P.C., counsel to Borrower, as to such matters as Lender shall reasonably require; and

                  (vii) such other documents as Lender may require.

         (b) Financial Condition. No event or circumstance exists that can reasonably be expected to have a Material Adverse Effect.

         (c) Insurance. Borrower shall have delivered to Lender evidence of the insurance coverage, including loss payable endorsements, required pursuant to
Section 6.5.

         5.2          CONDITIONS OF EACH EXTENSION OF CREDIT

         The obligation of Lender to make any Loan (including any Loan being made by Lender on the Closing Date) shall be subject to the further conditions precedent that:

         (a) the following statements shall be true on the date of such Loan, both before and after giving effect thereto and to the application of the proceeds therefrom, and the acceptance by Borrower of the proceeds of such Loan shall constitute a representation and warranty by Borrower that on the date of such Loan or such issuance such statements are true:

                  (i) the representations and warranties of Borrower contained in the Loan Documents are correct in all material respects on and as of such date as though made on and as of such date or, as to those representations and warranties limited by their terms to a specified date, were correct in all material respects on and as of such date; and

                  (ii) no Default is continuing or would result from the Loan being made;

         (b) Lender shall have received such additional documents, information and materials as Lender may reasonably request; and

         (c) no event or circumstance exists that can reasonably be expected to have a Material Adverse Effect.

ARTICLE VI.           AFFIRMATIVE COVENANTS

         Borrower covenants that so long as Lender remains committed to extend credit to Borrower pursuant to the terms hereof and until performance and payment in full, in cash, of all Obligations, Borrower shall:

         6.1          PUNCTUAL PAYMENTS

         Punctually pay all principal, interest, fees and other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

         6.2          ACCOUNTING RECORDS

         Keep accurate books and records of its financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with GAAP.

         6.3          FINANCIAL STATEMENTS AND REPORTS

         Provide to Lender all of the following, in form and detail reasonably satisfactory to Lender and with sufficient copies for distribution to Lender:

                  (i) as soon as available but not later than 90 days after and as of the end of each fiscal year, reviewed financial statements of Borrower, prepared in accordance with GAAP and prepared by an independent certified public accountant acceptable to Lender, together with such accountant's report with respect thereto;

                  (ii) as soon as available but not later than 30 days after and as of the end of each month, financial statements of Borrower prepared in accordance with GAAP (subject to normal year-end adjustments and, if Borrower so elects, without footnotes) together with a comparison of Borrower's financial condition for such month and year-to-date with the corresponding month and year-to-date in the immediately preceding fiscal year;

                  (iii) contemporaneously with the delivery of each financial statement required hereby, a certificate of Borrower's chief executive officer substantially in the form of Exhibit B attached hereto (A) certifying that such financial statements fairly present in all material respects Borrower's balance sheet as of the end of such month/year and income and cash flow for such month/year and year-to-date (subject to normal year-end adjustments), and (B) stating that no Default existed at any time during the period covered by such statement, except for those events or conditions, if any, described in such certificate in reasonable detail together with a statement of any action taken or proposed to be taken with respect thereto;

                  (iv) not later than March 30 of each year, or sooner if available, Borrower shall furnish to Lender detailed projections for Borrower's current fiscal year setting forth projected income, cash flow and borrowing availability under this Agreement for each quarter and the projected balance sheet as of the end of each quarter, together with a certificate of Borrower's chief executive officer setting forth the assumptions on which such projections are based and certifying that, in the judgment of such officer, such assumptions are reasonable based on careful consideration and on the information known to Borrower at the time such projections were prepared;

                  (v) not later than 20 days after and as of the end of each month: (i) a report of the aging (based on due date) of Borrower's accounts payable as of the end of the preceding month in the following categories: current; 1-30 days past due; 31-60 days past due, 61-90 days past due and over 90 days past due; and (ii) a report of the aging (based on due date) of Borrower's accounts as of the end of the preceding month in the following categories: current; 1-30 days past due; 31-60 days past due, 61-90 days past due and over 90 days past due; and

                  (vi) from time to time such other information as Lender may reasonably request.

         6.4          COMPLIANCE

         Preserve and maintain all licenses, Permits, governmental approvals, rights, privileges, franchises, intellectual property and general intangibles necessary for the conduct of its business and comply in all material respects, with all Governmental Rules, contractual obligations, commitments, instruments, licenses, Permits and franchises, other than such failure to preserve or maintain or noncompliance the consequences of which in the aggregate are not reasonably likely to have a Material Adverse Effect.

         6.5          INSURANCE

         (a) Maintain with responsible insurance companies reasonably acceptable to Lender insurance with respect to its properties and business (including business interruption and extra expense endorsements) against such casualties and contingencies and of such types, with such deductibles and in such amounts as is customary in the case of similar businesses. Such insurance shall contain a lender's loss payable endorsement acceptable to Lender and shall name Lender as an additional named insured. The policies or a certificate thereof signed by the insurer shall be delivered to Lender within five Business Days after the issuance or renewal of the policies to Borrower. Each such policy shall provide that such policy may not be amended (except to increase coverage) or canceled without thirty days prior written notice to Lender. At least fifteen days before the expiration of a policy, Borrower shall deliver to Lender a binder (or other evidence reasonably acceptable to Lender) indicating that such policy has been renewed or that a substitute for such policy will be issued effective upon the expiration of such policy. If Borrower fails to do so, Lender may (but shall not be required to) procure such insurance and add the cost thereof to the Loans.

         (b) Maintain in full force and effect such liability and other insurance with respect to its activities as may be reasonably required by Lender. Such liability insurance shall name Lender as an additional insured with respect to the activities of Borrower and shall be provided by insurer(s) acceptable to Lender.

         6.6          FACILITIES

         Keep all properties useful or necessary to its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such property shall be fully and efficiently preserved and maintained.

         6.7          TAXES AND OTHER LIABILITIES

         Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation Federal and state income taxes and state and local property taxes and assessments, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and for which Borrower has made provision for adequate reserves in accordance with GAAP.

         6.8          LITIGATION

         Promptly give notice in writing to Lender of any litigation pending or threatened against it with a claim in excess of $50,000.

         6.9          NOTICE TO LENDER

         (a) Promptly (but in no event more than two Business Days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (i) the occurrence of any Default; (ii) any termination or cancellation of any insurance policy which Borrower is required to maintain, unless such policy is replaced without any break in coverage with an equivalent or better policy; (iii) any uninsured or partially uninsured loss or losses through liability or property damage, or through fire, theft or any other cause affecting the property of Borrower in excess of an aggregate of $50,000 during any twelve month period; (iv) any change in the organizational structure of Borrower; or (v) the occurrence of any event that could reasonably be expected to have a Material Adverse Effect.

         (b) As soon as possible and in any event within ten days after Borrower knows or has reason to know that any "reportable event" (as defined in Title IV of ERISA) that triggers an obligation to file a notice with the PBGC with respect to any Plan has occurred, deliver to Lender a statement of the President or chief financial officer of Borrower setting forth details as to such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event to the PBGC.

         (c) Promptly, upon receipt (but in no event more than two Business Days after receipt) of a notice by Borrower, any affiliate of Borrower or any administrator of any Plan that the PBGC has instituted proceedings to terminate a Plan or to appoint a trustee to administer a Plan, provide to Lender a copy of such notice.

         6.10         CONDUCT OF BUSINESS

         Except as otherwise permitted by this Agreement, (a) conduct its business in the ordinary course and (b) use its reasonable efforts in the ordinary course and consistent with past practice to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others with whom it has business relations, (ii) keep available the services and goodwill of its present employees, and (iii) preserve all rights, Permits, licenses, approvals, privileges, registered patents, trademarks, trade names, copyrights and service marks and other intellectual property with respect to its business.

         6.11         PRESERVATION OF CORPORATE EXISTENCE, ETC.

         Preserve and maintain its corporate existence, rights (charter and statutory) and material franchises, licenses, permits, intellectual property and general intangibles, unless the failure to so preserve and maintain is not reasonably likely to have a Material Adverse Effect.

         6.12         ACCESS

         At any reasonable time and from time to time upon at least two Business Days prior notice from Lender (unless a Default shall have occurred and be continuing, in which case no prior notice is necessary), permit Lender and/or any agents or representatives thereof, to (i) examine and make copies of and abstracts from Borrower's records and books of account, (ii) visit Borrower's properties, (iii) discuss Borrower's affairs, finances and accounts with any of its officers or directors who may then be reasonably available, (iv) communicate directly with Borrower's independent certified public accountants, (v) arrange for verification of Borrower's accounts under reasonable procedures directly with the obligors thereon or by other methods, and (vi) examine and inspect its assets. Borrower shall authorize its independent certified public accountants to disclose to Lender any and all financial statements and other information of any kind, including, without limitation, copies of any management letter, work papers or the substance of any oral information that such accountants may have with respect to Borrower's business, financial condition, results of operations or other affairs. Borrower shall execute and deliver at the request of Lender such instruments as may be necessary for Lender to obtain such information concerning the business of Borrower as Lender may require from accountants, service bureaus or others having custody of or maintaining records or assets of Borrower, provided that the foregoing shall not (and is not intended to) require Borrower to take any action that would constitute a waiver of Borrower's attorney/client privilege with any of Borrower's attorneys..

         6.13     PERFORMANCE AND COMPLIANCE WITH OTHER COVENANTS

         Perform and observe all the terms, covenants and conditions required to be performed and observed by it under its contractual obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do all things necessary to preserve and to keep unimpaired its rights under such contractual obligations, other than such failures the consequences of which in the aggregate are not reasonably likely to have a Material Adverse Effect.

         6.14         FISCAL YEAR; ACCOUNTING PRACTICES

         Notify Lender at least 45 days in advance of any action Borrower intends to take to change (i) its fiscal year or (ii) its method of accounting, or any accounting practice used by it, or the application of GAAP in a manner inconsistent with the financial statements previously delivered by it to Lender.

         6.15         ENVIRONMENTAL

         (a) Promptly give notice to Lender upon obtaining knowledge of (i) any claim, injury, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability, by or from any Governmental Authority or any third-party claimant that could result in Borrower incurring Environmental Liabilities and Costs or (ii) the discovery of any Release at, on, under or from any real property, facility or equipment owned or leased by Borrower in excess of reportable or allowable standards or levels under any applicable Environmental Law, or in any manner or amount that could reasonably be expected to result in Borrower incurring Environmental Liabilities and Costs.

         (b) Upon discovery of the presence on any property owned or leased by Borrower of any Contaminant that reasonably could be expected to result in Environmental Liabilities and Costs, take all Remedial Action required by applicable Environmental Law.

         6.16         LIENS

         Keep the  Collateral  free and  clear of all  Liens,  except  Permitted
Liens.

         6.17         FURTHER ASSURANCES

         At Lender's request at any time and from time to time, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents, at Borrower's expense.

ARTICLE VII.          NEGATIVE COVENANTS

         Borrower covenants that so long as Lender remains committed to extend credit to Borrower pursuant to the terms hereof and until performance and payment in full, in cash, of all Obligations, Borrower will not:

         7.1          LIENS

         Create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, except Permitted Liens.

         7.2          INDEBTEDNESS

         Create or suffer to exist any Indebtedness except:

         (a)      the Obligations;

         (b) current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or liabilities for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business consistent with industry practice in respect of arm's length transactions and the past practice of Borrower;

         (c) Indebtedness of Borrower referenced on Section 7.2 of the Disclosure Schedule and all renewals, extensions, refinancing or refunding of such Indebtedness in a principal amount which does not exceed the principal amount outstanding immediately before such refinancing, together with all prepayment fees, penalties and expenses in respect of the Indebtedness being renewed, extended, refinanced or refunded, provided each such renewal, extension, refinancing or refunding is on terms and conditions no less favorable to the creditors than the Indebtedness being renewed, extended, refinanced or refunded;

         (d) purchase money Indebtedness (including capital leases) to finance the purchase of fixed assets (including equipment); provided that (i) the total of all such Indebtedness shall not exceed an aggregate principal amount of $___________ at any one time outstanding (in addition to any such Indebtedness referred to in Section 7.2(c)); (ii) such Indebtedness when incurred shall not exceed the purchase price of the assets financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

         (e) Indebtedness subordinated in writing to the Obligations on terms acceptable to Lender in favor of the prior payment in full in cash of the Obligations;

         (f) Indebtedness to the Senior Lender provided that the principal amount thereof does not exceed $1,500,000 outstanding at any time; (g) Indebtedness secured by Permitted Liens; and (h) In addition to all other Indebtedness permitted by this Agreement, aggregate Indebtedness not to exceed at any one time outstanding $______.

         7.3          RESTRICTED PAYMENTS, REDEMPTIONS

         (a) Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents except dividends paid by Borrower solely in Stock or Stock Equivalents of Borrower;

         (b) purchase, redeem or otherwise acquire for value any of Borrower's Stock or Stock Equivalents; or

         (c) prepay or redeem any Indebtedness that is subordinated to the Obligations or make any payment in respect of such Indebtedness at any time that a Default is continuing or would be caused by such payment.

         7.4          MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC.

         (a) Merge or consolidate with any Person or acquire all or substantially all of the Stock or Stock Equivalents of any Person, except for
(i) any such merger, consolidation, or acquisition in which the Stock or Stock Equivalents are acquired in exchange for, or out of the cash proceeds of the substantially concurrent sale of, new common or preferred equity of Borrower;

         (b) Acquire all or substantially all of (i) the assets of any Person or
(ii) the assets constituting the business of a division, branch or other unit operation of any Person, except for any such acquisition in which the assets are acquired in exchange for, or out of the cash proceeds of the substantially concurrent sale of, new common or preferred equity of Borrower; or

         (c) Sell, convey, transfer, lease or otherwise dispose of any of its assets or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of the assets of Borrower, except (i) Permitted Liens, (ii) the sale or disposition of inventory in the ordinary course of business and/or assets which have become obsolete or are replaced in the ordinary course of business, (iii) equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment, and (iv) any other assets or interest, provided that (A) at the time of any such sale, conveyance, transfer or disposition, no Default shall exist or shall result from such transaction, (B) at least 80% of the aggregate sales price from such sale, conveyance, transfer or disposition shall be paid in cash, and (C) the aggregate value of all assets so sold by Borrower shall not exceed in any fiscal year $_____.

         7.5          INVESTMENTS IN OTHER PERSONS

         Directly or indirectly, make or maintain any loan or advance to any other Person or own, purchase or otherwise acquire any Stock, Stock Equivalents, other equity interest, obligations or other securities of, or otherwise invest in, any other Person (any such transaction being an "Investment"), except:

         (a) Investments in accounts, contract rights and chattel paper, notes receivable and similar items arising in the ordinary course of business;

         (b) incidental advances to employees of Borrower in the ordinary course of business;

         (c) Investments in direct obligations to the United States of America or any agency thereof, banker's acceptances and certificates of deposit issued by any commercial bank in the United States of America;

         (d) Investments acquired in exchange for, or out of the cash proceeds of the substantially concurrent sale of, new common or preferred equity of Borrower; and

         (e) In addition to the Investments permitted under this Agreement, any other Investments to the extent that they do not exceed at any one time outstanding $________.

         7.6          CHANGE IN NATURE OF BUSINESS

         Directly or indirectly engage in any business activity other than contract manufacturing and new activities that are reasonably incidental to or can reasonably be expected to facilitate such manufacturing.

         7.7          GUARANTIES

         Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other Person except any of the foregoing required by this Agreement.

         7.8          PLANS

         (a) Adopt or become obligated to contribute to any Plan subject to Title IV or any multiemployer Plan or any other Plan subject to Section 412 of the Internal Revenue Code (except for any such Plan listed on the Disclosure Schedule on the Closing Date), (b) establish or become obligated with respect to any new welfare benefit Plan, or modify any existing welfare benefit Plan, which is reasonably likely to result in an increase of the present value of future liabilities for post-retirement life insurance and medical benefits, or (c) establish or become obligated to contribute to any new unfunded pension Plan, or modify any existing unfunded pension Plan, which is reasonably likely to result in an increase in the present value of future unfunded liabilities under all such plans.

         7.9          CANCELLATION OF INDEBTEDNESS OWED TO IT

         Cancel any claim or Indebtedness owed to it except for legitimate business purposes in the reasonable judgment of Borrower and in the ordinary course of business.

         7.10         ENVIRONMENTAL

         Dispose, or permit any other Person to dispose, of any Contaminant by placing it in or on the ground or waters of any property owned or leased by Borrower, except in material compliance with Environmental Law or the terms of any Permit, unless such action(s), in the aggregate, have no reasonable likelihood of having a Material Adverse Effect.

         7.11         TRANSACTIONS WITH AFFILIATES

         Enter into any transaction directly or indirectly with or for any affiliate except in the ordinary course of business on a basis no less favorable to such affiliate than would be obtained in a comparable arm's length transaction with a Person not an affiliate involving assets that are not material to the business and operations of Borrower.

         7.12         NEW LOCATION; NAME CHANGE

         Open any new location or change its name unless (i) Borrower gives Lender (a) 30 days prior written notice of the intended name change, (b) 30 days prior written notice of the intended opening of such new location, and (ii) Borrower executes and delivers to Lender such agreements, documents and instruments as Lender deems reasonably necessary or desirable to protect its interests in the Collateral, including, without limitation, UCC-1 financing statements.

ARTICLE VIII.         EVENTS OF DEFAULT

         8.1          EVENTS OF DEFAULT

         The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) Borrower shall fail to pay when due any amount payable under any of the Loan Documents;

         (b) any financial statement or certificate furnished to Lender in connection with, or any representation or warranty made by Borrower under, any of the Loan Documents shall prove to be false or misleading in any material respect when furnished or made;

         (c) any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained in Sections 6.5, 6.11, 7.2, 7.3, 7.4, 7.5, 7.7, and 7.12;

         (e) any default by Borrower in the performance of or compliance with any obligation, agreement or other provision contained in any Loan Document (other than those referred to in subsections (a) through (c) above) for ten Business Days after written notice thereof has been given to Borrower by Lender;

         (f) any breach by Borrower in the payment or performance of any obligation under the terms of any contract or instrument (other than any of the Loan Documents) evidencing Indebtedness in excess of $100,000 if such breach has not been cured to the satisfaction of the affected creditor or waived by such creditor within any applicable cure period provided under the contract or instrument;

         (g) any judgment(s), order(s) or writ(s) in excess of an aggregate of $100,000 is/are rendered or entered against Borrower, except any judgment for which Borrower is fully insured (subject to standard deductibles) or except if the enforcement of such judgment, order or writ has been stayed or the liability thereon bonded in a manner and on terms reasonably satisfactory to Lender; or the service of notice(s) of levy and/or of writ(s) of attachment or execution, or other like process, against any of the assets of Borrower with respect to obligations in excess of an aggregate of $100,000;

         (h) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally be unable to or fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seek to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or other Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or other Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower and is not dismissed, stayed or vacated within sixty days thereafter; Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors;

         (i) tax lien(s) (other than a Permitted Lien) greater than $50,000 in the aggregate shall have been filed against Borrower or any of its property by any federal, state, or municipal authority;

         (j) if any of the following events occur: (a) any Plan incurs any "accumulated funding deficiency" (as defined in ERISA) whether waived or not,
(b) Borrower or any affiliate engages in any "prohibited transaction" (as defined in ERISA), (c) any Plan is terminated, (d) a trustee is appointed by an appropriate United States district court to administer any Plan, or (e) the PBGC institutes proceedings to terminate any Plan or to appoint a trustee to administer any Plan;

         (k) the dissolution or liquidation of Borrower, or Borrower or its directors or stockholders shall take action seeking to effect the dissolution or liquidation of Borrower; or

         (l) there shall exist or occur any event or condition that Lender in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of any of the Obligations.

         8.2          REMEDIES

         (a) During the continuance of any Event of Default (other than an Event of Default referred to in Section 8.1(h) hereof), Lender may by written notice to Borrower, (i) terminate the obligations of Lender to extend any further credit under any of the Loan Documents, and (ii) declare all indebtedness of Borrower under the Loan Documents to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, and/or take such enforcement action as is permitted under this Section 8.2. Upon the occurrence or existence of any Event of Default described in Section 8.1(h) hereof, immediately and without notice,
(A) the obligations, if any, of Lender to extend any further credit under any of the Loan Documents shall automatically cease and terminate, and (B) all indebtedness of Borrower under the Loan Documents shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower. Borrower acknowledges that portions of the Collateral may be difficult to preserve and dispose of and may be subject to complex maintenance and management; accordingly, Lender shall have the widest possible latitude in the exercise of its rights and remedies hereunder as to such portions of Collateral.

         (b) During the continuance of an Event of Default, Lender, in addition to any other rights and remedies contained in the Loan Documents, shall have all of the rights and remedies of a secured party under the Code and all other applicable law, all of which rights and remedies shall be cumulative and nonexclusive to the extent permitted by law. Lender may cause the Collateral to remain on Borrower's premises, at Borrower's expense, pending sale or other disposition thereof. Lender shall have the right to conduct such sales on Borrower's premises or elsewhere, at Borrower's expense, on such occasion(s) as Lender may see fit, and Borrower, at Lender's request, will, at Borrower's expense, assemble the Collateral and make it available to Lender at such place(s) as Lender may reasonably designate from time to time. Any sale, lease or other disposition by Lender of the Collateral, or any part thereof, may be for cash or other value. Borrower shall execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, deeds, waivers, certificates and affidavits and take such further action as Lender shall reasonably require in connection with such sale, and Borrower hereby constitutes Lender as its attorney-in-fact to execute any such instrument, document, assignment, deed, waiver, certificate or affidavit on behalf of Borrower and in its name. At any sale of the Collateral, the Collateral to be sold may be sold in one lot as an entirety or in separate lots as Lender may determine. Lender shall not be obligated to make any sale of any Collateral if it determines not to do so, regardless of the fact that notice of sale was given. Lender may, without notice or publication, adjourn any public or private sale or cause the sale to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. In case any sale of Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Lender until the sale price is paid, but Lender shall not incur any liability if any purchaser fails to pay for any Collateral so sold and, in case of any such failure, such Collateral may be sold again. At any public sale, Lender (i) may bid for or purchase, free (to the extent permitted by law) from any rights of redemption, stay or appraisal on the part of Borrower with respect to the Collateral, the Collateral offered for sale, (ii) make payment on account thereof by using any claim then due and payable to Lender from Borrower as a credit against the purchase price, and (iii) upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Borrower therefor.

         (c) Lender is hereby granted a license and right to use, without charge upon the occurrence and during the continuance of an Event of Default and until the Obligations are fully and finally paid in cash, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, advertising material or any property of a similar nature in completing the production, advertising for sale and sale of any Collateral.

         (d) Any notice required to be given by Lender with respect to any of the Collateral which notice is given pursuant to Section 9.1 and deemed received pursuant to Section 9.1 at least five Business Days before a sale, lease, disposition or other intended action by Lender with respect to any of the Collateral shall constitute fair and reasonable notice to Borrower of any such action. A public sale in the following fashion shall be conclusively presumed to be reasonable: (i) the sale is held in a county where any part of the Collateral is located or in which Borrower has a place of business; (ii) the sale is conducted by auction, but it need not be by a professional auctioneer; (iii) any Collateral is sold as is and without any preparation for sale; and (iv) Borrower is given notice of such public sale pursuant to the preceding sentence.

         (e) Upon the occurrence and during the continuance of an Event of Default, Lender shall have, with respect to Borrower's accounts, all rights and powers to: (i) direct any and all account debtors to make all payments in respect of such accounts directly to Lender or otherwise demand payment of any or all of such accounts; (ii) enforce payment of any or all of such accounts by legal proceedings or otherwise; (iii) exercise Borrower's rights and remedies with respect to any actions or proceedings brought to collect such accounts;
(iv) sell or assign any such account upon such terms, for such amount and at such time or times as Lender deems advisable; (v) settle, adjust, compromise, extend or renew any such account; (vi) discharge or release any such accounts; and (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or any similar document against an account debtor, and to otherwise exercise the rights granted herein.

         (f) Lender shall have no obligation (i) to preserve any rights to the Collateral against any Person, (ii) to make any demand upon or pursue or exhaust any rights or remedies against Borrower or others with respect to payment of the Obligations, (iii) to pursue or exhaust any rights or remedies with respect to any of the Collateral or any other security for the Obligations, or (iv) to marshal any assets in favor of Borrower or any other Person against or in payment of any or all of the Obligations.

         (g) Borrower shall pay to Lender on demand and as part of the Obligations, all costs and expenses, including court costs and costs of sale, incurred by Lender in exercising any of its rights or remedies hereunder, and all costs and expenses incurred in connection with any review of any part of the Collateral.

         8.3          LENDER AS BORROWER'S ATTORNEY

         Borrower hereby appoints Lender or any other Person whom Lender may designate, as Borrower's attorney, with power during the continuation of an Event of Default: to indorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; to sign Borrower's name on any invoice or bill of lading relating to any account, on drafts against customers, on schedules and assignments of accounts, on notices of assignment, financing statements and other public records, and on notices to customers; to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender; to receive, open and process all mail addressed to Borrower; to ask for, demand, sue for, collect, receive, receipt and give aquittance for any and all moneys due or to become due with respect to any Collateral; to settle, compromise, prosecute or defend any action, claim or proceeding with respect to Collateral; to sell, assign, pledge, transfer and make any agreement with respect to or otherwise deal with the Collateral; and to do all things necessary to perfect Lender's security interest in the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement; provided, however, that nothing contained in this Section 8.3 will be construed as requiring or obligating Lender to take any action. Provided Lender acts in a reasonable manner, Borrower ratifies and approves all acts of such attorney, and neither Lender nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power being coupled with an interest is irrevocable until the Obligations have been fully satisfied and indefeasibly paid in cash or the financing arrangements between Lender and Borrower are terminated, whichever shall later occur.

ARTICLE IX.           MISCELLANEOUS

         9.1          NOTICES

                  Any notice required or permitted to be given hereunder will be in writing, will be addressed to the party to be notified at the address set forth below, or at such other address as each party may designate for itself from time to time by notice hereunder, and will be deemed to have been validly given (i) five days following deposit in the United States mail, with proper first-class postage prepaid, (ii) the next Business Day after notice was delivered to a regularly scheduled overnight delivery carrier, or (iii) upon receipt of notice given by fax, mailgram, telegram, telex or personal delivery:

                  To Borrower:         Servatron, Inc.
                                       East 15520 Fairview Avenue
                                       Spokane, Washington 99216
                                       Attn:  Larry Panattoni
                                       Fax No.:

                  To Lender:           Itron, Inc.
                                       2818 N. Sullivan Road
                                       Spokane, Washington 99216
                                       Attn:  David G. Remington
                                       Fax No.:  _____________

         9.2          COSTS, EXPENSES, ATTORNEYS' FEES

         Borrower shall pay immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy, (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise), incurred by Lender in connection with (a) the negotiation and preparation of the Loan Documents, (b) the enforcement, preservation or protection (or attempted enforcement, preservation or protection) of Lender's rights, including, without limitation, periodic collateral examinations, and/or the collection of any amounts which become due under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

         9.3          INDEMNIFICATION

         To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and hold harmless each of Lender and its officers, directors, shareholders, employees, agents, attorneys and affiliates (collectively, "Indemnitees") from and against any liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise) and other expenses, including the allocated costs and expenses of internal counsel) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to this Agreement, any other Loan Document, including without limitation any use by Borrower of any Loan proceeds, except to the extent such liability arises from the willful misconduct or gross negligence of the Indemnitees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, such Indemnitee shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Lender may also require Borrower to defend the matter. Any failure or delay of Lender to notify Borrower of any such suit, claim or demand shall not relieve Borrower of its obligations under this Section 9.3, but shall reduce such obligations to the extent of any increase in those obligations caused solely by an unreasonable failure or delay in providing such notice. This
Section 9.3 shall survive the payment in full and performance of all of Borrower's other Obligations.

         9.4          SUCCESSORS AND ASSIGNS

         (a) The Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided, however, that Borrower may not assign or transfer its interest hereunder. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and benefits under each of the Loan Documents.

         (b) Without limitation, Lender may disclose the Loan Documents, and any financial or other information relating to Borrower, to its affiliates, auditors and legal counsel, to any potential participant or assignee and to any Governmental Authority to the extent that such disclosure is required by law and as required in order to comply with a subpoena or order issued by a court of competent jurisdiction or by a legislative or regulatory body.

         9.5          SETOFF

         In addition to any of Lender's others rights and remedies, Lender shall have the right without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, during the continuance of an Event of Default to setoff and apply against any indebtedness, whether matured or unmatured, of Borrower to Lender any amount owing from Lender or any affiliate thereof to Borrower at any time during the continuation of an Event of Default. This right of setoff may be exercised by Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by Lender prior to the occurrence of an Event of Default. Lender agrees promptly to notify Borrower after any such setoff and application made by Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         9.6          NO WAIVER; CUMULATIVE REMEDIES

         No failure on the part of Lender to exercise, and no delay in exercising, any right, power, privilege or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, powers, privileges and remedies that may otherwise be available to Lender.

         9.7          ENTIRE AGREEMENT; AMENDMENT

         The Loan Documents constitute the entire agreement between Borrower and Lender with respect to the Loans and supersede all prior negotiations, communications, discussions, correspondence and agreements concerning the subject matter hereof. The Loan Documents may be amended or modified only by a written document executed by the parties hereto.

         9.8          NO THIRD PARTY BENEFICIARIES

         This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

         9.9          TIME

         Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

         9.10         SEVERABILITY OF PROVISIONS

         If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         9.11         GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

         9.12         WAIVER OF JURY TRIAL

         EACH OF BORROWER AND LENDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND/OR ANY OTHER OF THE LOAN DOCUMENTS. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT.

         9.13         COUNTERPARTS

         This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

         9.14         WASHINGTON STATUTORY NOTICE

         ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


SERVATRON, INC.                             ITRON, INC.

By:   /s/ Larry Panattoni                   By: /s/  David G. Remington
Title:   President                          Title: CFO